Exhibit 3.1

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                        OF

                               KEY ENERGY GROUP, INC.



         Key Energy Group,  Inc., a Maryland  corporation  (the
"Corporation"), certifies to the Maryland Department of Assessments and Taxation as follows:

         (1) The Corporation desires to amend and restate its Articles of Incorporation as are currently in effect in accordance with
Section 2-609 of the Maryland General Corporation Law.

         (2) These Articles of Amendment and Restatement restate, integrate and amend provisions of Articles of Incorporation of the Corporation, as heretofore amended.

         (3) The Board of Directors of the Corporation, at a meeting held on November __, 1995, unanimously adopted a resolution that these Articles of Amendment and Restatement shall be submitted for shareholder approval as being advisable and in the best interests of the Corporation.

         (4) The  Articles of  Amendment  and  Restatement  were
duly adopted by shareholders  in  accordance   with  Section  2-604  of  the
Maryland General Corporation Law.

         (5) The address of the principal office of the Corporation is 257 Livingston Avenue, New Brunswick, New Jersey 08901.

         (6) The name and the address of the resident agent of the Corporation within the State of Maryland is The Prentice-Hall
Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202.

         The Articles of Incorporation are hereby amended and restated to read in their entirety as follows:

         FIRST: The original Articles of Incorporation of the Corporation were filed with the State Department of Assessments and Taxation of the State of Maryland on April 22, 1977, and the Corporation is duly incorporated under Maryland General Corporation Law.

         SECOND: The name of the corporation is:

                                    Key Energy Group, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law.

         FOURTH: The present address of the principal office of the Corporation within the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore,
Maryland 21202.

         FIFTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is Twenty Five Million (25,000,000) shares of capital stock amounting in aggregate par value to $2,500,000.
All of such shares are initially  classified as "Common Stock"
(par value $.10 per share). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences,  conversion or other  rights,
voting  powers,  restrictions,   limitations  as to  dividends,
qualifications or terms or conditions of redemption of such shares of stock, provided, however, that, notwithstanding anything to the contrary in these Articles, no such classification or reclassification shall create a class of stock which shall (i) have more than one vote per share,
(ii) be issued in connection with any so-called "shareholder rights plan", "poison pill" or other anti-takeover measure, or (iii) be issued for consideration which is less than fair consideration as determined in good faith by the Corporation's Board of Directors.

                  (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                  (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                  (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or
reclassified,  dividends,including   dividends  payable  in  shares
of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

                  (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to share ratably in the net assets of the Corporation remaining after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation.

         (c) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of these Articles of Amendment and Restatement, as from time to time amended (the "Charter"), authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                  (1) The  distinctive  designation  of such
class or series and the number of shares to constitute such class or series; provided, however, that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased
by the  Board of Directors   in   connection   with   any   such
classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall
become  part of the authorized   capital  stock  and  be  subject  to
classification and reclassification as provided in this sub-paragraph.

                (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                 (3)  Whether or not shares of such class or
series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                 (4)  Whether or not shares of such class or
series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                 (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                 (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                 (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub- paragraph, and, if so, the terms and conditions thereof.

                 (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with the Maryland General Corporation Law or any other statutory or decisional law of the State of Maryland, now or hereafter in force ("Maryland Law") and the Charter.

         (d) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:
                  (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                 (2) on a parity with another class or series either as dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                 (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         (e) Anything in this Article FIFTH to the contrary notwithstanding, in no event shall any shares of capital stock entitle the holder thereof, and the Board of Directors shall have no power or authority to authorize the issue of any shares of capital stock entitling the holder thereof, to more than (1) vote per share.

         SIXTH: The number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by Maryland Law. The names of the directors who will serve until the next annual meeting and until their successors are elected and qualify are as follows:



                                    Francis D. John
                                    Van D. Greenfield
                                    William Manly
                                    Morton Wolkowitz
                                    D. Kirk Edwards


          SEVENTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

                  (1) The Board of  Directors  is hereby
empowered to authorize the issuance from time to time of shares of the
Corporation's  stock of any  class,  whether  now  or  hereafter   authorized,
or securities convertible into or exchangeable for, or evidencing the right to purchase or otherwise acquire, shares of the Corporation's stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                  (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                 (3)  The  Board  of  Directors  of  the Corporation   shall,
consistent with Maryland Law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under and subject to what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by law or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Director.


                 (4)  Notwithstanding  any  provision of
Maryland Law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as provided in the Charter.

                 (5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Maryland Law, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by Maryland Law.

                 (6) No  director  or  officer  of this
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under Maryland Law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                (7) The power to adopt,  alter and repeal  the
By-Laws of the Corporation   shall  be  vested  in  the  Board  of
Directors of the Corporation, subject to the rights of stockholders to adopt, alter and repeal the By-Laws of the Corporation.

                (8) The Corporation reserves the right from time to time to make any amendments to the Charter which may now or hereafter be authorized by Maryland Law, including any amendments changing the terms or contract rights, as expressly set forth in any of the Corporation's outstanding stock by classification, reclassification or otherwise.

         (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as or by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under Maryland Law.

         EIGHTH: The duration of the Corporation shall be perpetual.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and witnessed by its Secretary on __________, 1995.







- ------------------------------            _________________________________
Diane Mack, Secretary                     Francis D. John, President




        THE UNDERSIGNED, President of Key Energy Group, Inc., who executed on behalf of the Corporation Articles of Amendment and Restatement, hereby acknowledges in the name and on behalf of said Corporation that the foregoing Articles of Amendment and Restatement are to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.


                                          -------------------------------------
                                          Francis D. John,  President